UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 14, 2017
(June 14, 2017)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2017, PNM Resources, Inc.’s wholly-owned subsidiary, Texas-New Mexico Power Company (“TNMP”), entered into a Bond Purchase Agreement with the purchasers party thereto (the “Bond Purchase Agreement”). The terms of the Bond Purchase Agreement provide that TNMP will issue $60.0 million aggregate principal amount of 3.22% First Mortgage Bonds, due 2027, Series 2017A (the “Bonds”). The terms of the Bond Purchase Agreement provide that, subject to satisfaction of certain conditions stated in the Bond Purchase Agreement, TNMP will issue the Bonds on or about August 25, 2017.

The Bonds will be secured by a first mortgage on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts and other exceptions. The Bonds will be issued pursuant to TNMP’s First Mortgage Indenture, dated as of March 23, 2009, between TNMP and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A., and as successor to The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Indenture”), as previously supplemented and amended and as to be further supplemented by a supplemental indenture to be dated the date of issuance of the Bonds. A copy of the Indenture was filed by TNMP as an exhibit to its Current Report on Form 8-K filed on March 27, 2009. A copy of the form of supplemental indenture pursuant to which the Bonds will be issued is included as a schedule to the Bond Purchase Agreement.

The foregoing description is qualified in its entirety by the Bond Purchase Agreement, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Bond Purchase Agreement dated June 14, 2017, between Texas-New Mexico Power Company and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: June 14, 2017	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)